As filed with the Securities and Exchange Commission
                              on May 31, 1996
                                        Registration No. 333-_________
     ______________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          ________________________

                                  FORM S-8
          Registration Statement Under the Securities Act of 1933
                          ________________________

                      NATIONAL TECHNICAL SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

          Delaware                                 95-4134955
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)           Identification No.)

     24007 Ventura Boulevard, Calabasas, California        91302
      (Address of Principal Executive Offices)           (Zip Code)

                           1994 Stock Option Plan
                          (Full title of the plan)

                                  JACK LIN
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      NATIONAL TECHNICAL SYSTEMS, INC.
                          24007 Ventura Boulevard
                        Calabasas, California  91302
                               (818) 591-0776
         (Name, address and telephone number of agent for service)
                   ______________________________________

                                  Copy to:

                          James J. Slaby, Esquire
                  Sheppard, Mullin, Richter & Hampton LLP
                     333 South Hope Street, 48th Floor
                       Los Angeles, California  90071
                 _________________________________________













                                Page 1 of 12




                      Calculation of Registration Fee
     _________________________________________________________________
                                 Proposed      Proposed
     Title of                    maximum       maximum       Amount of
     securities                  offering      aggregate     regis-
     to be         Amount to be  price per     offering      tration
     registered    registered    share         price         fee <F1>
     _________________________________________________________________

     Common        700,000       $3.63         $2,541,000    $876.21
     Stock, $.01   Shares <F2>   <F3>          <F3>          <F4>
     par value
     _________________________________________________________________

     [FN]
     <F1> The registration fee has been calculated pursuant to
          Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") as follows: one twenty-ninth (1/29th) of one percent of the Proposed Maximum Aggregate Offering Price of the shares registered hereby.
     <F2> Pursuant to Rule 416, this registration statement also covers such additional securities as may become issuable pursuant to the anti-dilution provisions of the Plan.
     <F3> Estimated solely for purposes of calculating the
          registration fee.
     <F4> Pursuant to Rule 457(h), the aggregate offering price and registration fee have been calculated based upon the average of the high and low prices of Common Stock quoted on NASDAQ on May 29, 1996, a day within five business days prior to the filing of this registration statement.









                         Exhibit Index is on page 9















                                Page 2 of 12




                                   Part I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Item 1.   Plan Information <F*>
               ----------------
     Item 2.   Registrant Information <F*>
               ----------------------

     [FN]
     <F*> Information required by Part I to be contained in the
          Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.
               ---------------------------------------
          The following documents filed by National Technical Systems, Inc. (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant document referred to in (a) above.

               (c) The Company's Registration Statement on Form S-8 (Registration No. 33-48211), which includes a description of the Company's Common Stock, $.01 par value.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incor-porated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Item 4.   Description of Securities.
               -------------------------
          Not Applicable.



                                Page 3 of 12




     Item 5.   Interests of Named Experts and Counsel.
               ----------------------------------------
          Not Applicable.

     Item 6.   Indemnification of Directors and Officers.
               -----------------------------------------
          Section 145 of the Delaware General Corporation Law (the "GCL") grants corporations the power to indemnify directors, officers, employees and agents in accordance with the provisions thereof. Article VII of the Company's Restated By-laws provide that the Company shall indemnify any and all directors and officers to the fullest extent authorized by the GCL, as the same may be amended and supplemented. The indemnification provided for in such Article is expressly not exclusive of any other rights to which those seeking indemnification may be entitled and shall inure to the benefit of the heirs, executors and administrators of such persons.

          Section 102(b)(7) of the GCL grants corporations the power to eliminate a director's personal liability for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock. Article EIGHTH of the Company's Restated Certificate of Incorporation provides that such personal liability of a director of the Company shall be eliminated except in certain circumstances set forth in Section 102(b)(7) of the GCL.

     Item 7.   Exemption From Registration Claimed.
               -----------------------------------
          Not Applicable.

     Item 8.   Exhibits.
               --------
          The following exhibits are filed herewith:

               4.1 Restated Certificate of Incorporation of the Company (Incorporated herein by reference to Appendix B to the Company's Registration Statement on Form S-4 (No. 33-14045), as filed with the Commission on June 23, 1987).

               4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Company (Incorporated herein by reference to Exhibit 3(a)1 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995, as filed with the Commission on May 1, 1995).




                                Page 4 of 12




               4.3 Restated By-laws of the Company (Incorporated herein by reference to Appendix C to the Company's Registration Statement on Form S-4 (No. 33-14045), as filed with the Commission on June 23, 1987).

               4.4 National Technical Systems, Inc. 1994 Stock Option Plan (Incorporated herein by reference to Appendix B to the Company's Proxy Statement for Annual Meeting of June 30, 1994).

               5.1  Opinion of Sheppard, Mullin, Richter & Hampton
                    LLP.

               23.1 Consent of Ernst & Young LLP.

               23.2 Consent of Sheppard, Mullin, Richter & Hampton LLP
                    (included in Exhibit 5.1).

               24.1 Power of Attorney (included in the Signature
                    Page).


     Item 9.   Undertakings.
               ------------
          (1)   The undersigned Company hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities


                                Page 5 of 12




     at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is,
     therefore, unenforceable.   In the event that a claim for
     indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


































                                Page 6 of 12




                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on May 31, 1996.


                                   NATIONAL TECHNICAL SYSTEMS, INC.


                                   By   /s/  Jack Lin
                                      ---------------------------------
                                      Jack Lin
                                      President and Chief Executive
                                      Officer



                             POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack Lin and Aloysius Casey, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective amendments and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature              Title                           Date
     ---------              -----                           ----

     /s/ Jack Lin           President, Chief Executive   May 31, 1996
     ---------------------- Officer and Director
     Jack Lin               (Principal Executive Officer)


                                Page 7 of 12






     /s/ Aloysius Casey     Chairman of the Board        May 31, 1996
     ---------------------
     Aloysius Casey


     /s/ Arthur Edelstein   Executive Vice President     May 31, 1996
     ---------------------  and Director
     Arthur Edelstein


     /s/ Richard Short      Senior Vice-President        May 31, 1996
     ---------------------  and Director
     Richard Short


     /s/ William Traw       Senior Vice President        May 31, 1996
     ---------------------  and Director
     William Traw


     /s/ Lloyd Blonder      Senior Vice President        May 31, 1996
     ---------------------  and Chief Financial Officer
     Lloyd Blonder          (Principal Financial and
                            Accounting Officer)


     /s/ Ralph F. Clements  Director                     May 31, 1996
     ---------------------
     Ralph F. Clements


     /s/ Harry Derbyshire   Director                     May 31, 1996
     ---------------------
     Harry Derbyshire


     /s/ Robert I. Lin      Director                     May 31, 1996
     ---------------------
     Robert I. Lin


     /s/ William McGinnis   Vice President               May 31, 1996
     ---------------------  and Director
     William McGinnis









                                Page 8 of 12




                               EXHIBIT INDEX


     Exhibit
     Number    Description                                             Page
     ----------------------------------------------------------------------
     4.1       Restated Certificate of Incorporation of the
               Company (Incorporated herein by reference to Appendix B to the Company's Registration Statement on Form S-4 (No. 33-14045), as filed with the Commission on June 23, 1987).

     4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Company (Incorporated herein by reference to Exhibit 3(a)1 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995, as filed with the Commission on May 1, 1995).

     4.3 Restated By-laws of the Company (Incorporated herein by reference to Appendix C to the Company's Registration Statement on Form S-4 (No. 33-14045), as filed with the Commission on June 23, 1987).

     4.4       National Technical Systems, Inc. 1994 Stock Option
               Plan (Incorporated herein by reference to Appendix B to the Company's Proxy Statement for
               Annual Meeting of June 30, 1994).

     5.1       Opinion of Sheppard, Mullin, Richter & Hampton
               LLP.                                                     10

     23.1      Consent of Ernst & Young LLP.                            12

     23.2      Consent of Sheppard, Mullin, Richter & Hampton LLP
               (included in Exhibit 5.1).

     24.1      Power of Attorney (included in the Signature
               Page).
















                                Page 9 of 12




                                   EXHIBIT 5.1


                      SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
        A Limited Liability Partnership Including Professional Corporations
                                  Attorneys at Law
                      333 South Hope Street, Forty-Eighth Floor
                           Los Angeles, California  90071
                              Telephone (213) 620-1780
                                       _____
                              Facsimile (213) 620-1398
                                       _____

     Writer's Direct Line                                      Our File Number
     (213) 617-5411                                                  LFJ-51327
                                May 31, 1996



     National Technical Systems, Inc.
     24007 Ventura Boulevard
     Calabasas, California 91302

     Ladies and Gentlemen:

               We have acted as counsel to National Technical Systems, Inc., a Delaware corporation (the "Company"). This opinion is rendered, at your request, in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offer of up to 700,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") to be issued pursuant to the Company's 1994 Stock Option Plan (the "Plan").

               In the preparation of this opinion, we have examined and are relying upon such matters of law and originals or copies of such documents as we have deemed necessary or advisable in order to render the opinion set forth below. In rendering the opinion set forth below, we have assumed:

               a.   The genuineness of all signatures, the
     authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals.

               b. The due authorization, execution and delivery of the Registration Statement and the documents and instruments referred to therein by and on behalf of all parties thereto.

               c. The issuance of Common Stock in accordance with the terms of the Plan.



                               Page 10 of 12




     National Technical Systems, Inc.
     May 31, 1996
     Page 2



               On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that the Common Stock covered by the Registration Statement, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

               This opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States, and the general corporation laws of the State of California and the State of Delaware, and we express no opinion, and none should be inferred, as to any other laws.

               This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without our prior written consent. We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.

                         Respectfully submitted,


                         /s/ Sheppard, Mullin, Richter & Hampton LLP



























                               Page 11 of 12




                                EXHIBIT 23.1


             Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) of National Technical Systems, Inc. and the related Prospectus pertaining to the 1994 Stock Option Plan of our report dated April 12, 1996, with respect to the consolidated financial statements and schedules of National Technical Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP




     Woodland Hills, California
     May 24, 1996































                               Page 12 of 12